                                                                      EXHIBIT 21

                       AWARD SOFTWARE INTERNATIONAL, INC.

                                  SUBSIDIARIES


                                   JURISDICTION             NAME UNDER WHICH
COMPLETE NAME OF SUBSIDIARY        OF INCORPORATION         SUBSIDIARY DOES BUSINESS
---------------------------------  ------------------------ --------------------------------
Award Software Hong Kong Limited   Hong Kong                Award Software Hong Kong Limited